Exhibit 10.2

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”) dated as of November 4, 2013 is by and among Pike Corporation, a North Carolina corporation (“New Borrower”) and REGIONS BANK, in its capacities as Administrative Agent and Collateral Agent (together with its successors and assigns in such capacities, the “Agent”) for the Lenders under the Credit Agreement dated as of August 24, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among Pike Electric Corporation, a Delaware corporation (the “Company”), certain other Credit Parties party thereto from time to time, the Lenders from time to time party thereto and Regions Bank, as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, pursuant to the First Amendment to Credit Agreement and Limited Consent (the “Amendment”), the Administrative Agent and the holders of the Obligations (the “Secured Parties”) have agreed to the merger of the Company with and into the New Borrower and the New Borrower shall be the surviving corporation (the “Merger”);

WHEREAS, reference is made to that certain Pledge Agreement dated as of August 24, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Pledge Agreement”) by and among the Company, each of the other Pledgors party thereto and the Agent, in its capacity as Collateral Agent for the Lenders;

WHEREAS, reference is made to that certain Security Agreement dated as of August 24, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”) by and among the Company, each of the other Grantors party thereto and the Agent, in its capacity as Collateral Agent for the Lenders;

WHEREAS, to further affirm that the Liens granted in and pursuant to the Credit Documents by the Company shall continue as valid and subsisting Liens of the New Borrower upon effectiveness of the Merger, and as consideration for the consent of the Agent and the Lenders to the Merger, the New Borrower has agreed to execute this Agreement for the benefit of the Agent and the Lenders; and

WHEREAS, the execution and delivery of this Agreement by the New Borrower is a condition to the Secured Parties making future financial accommodations under the Credit Documents to the New Borrower in lieu of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Borrower, the New Borrower agrees as follows:

1. Joinder to Pledge Agreement. The New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Borrower will be deemed to be a party to the Pledge Agreement and a “Pledgor” for all purposes of the Pledge Agreement, and assumes all obligations, representations, warranties, covenants, terms, conditions, duties and waivers of a Pledgor thereunder, all as if it had been an original signatory to, and had executed, the Pledge Agreement. The New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph, the New Borrower hereby grants, pledges and assigns to the Collateral Agent, for the benefit of the holders of the Secured Obligations (as defined in the Pledge Agreement), a continuing security interest in, and a right of set-off against, any and all right, title and interest of the New Borrower in and to any Capital Stock, whether now owned or hereafter acquired, including, without limitation, the outstanding Capital Stock identified as owned by it on the supplement to Schedule 2.1(a) to the Pledge

Agreement, attached hereto as Appendix A and all other Pledged Collateral (as defined in the Pledge Agreement) of the New Borrower to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations.

2. Joinder to Security Agreement. The New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Borrower will be deemed to be a party to the Security Agreement and a “Grantor” for all purposes of the Security Agreement, and assumes all obligations, representations, warranties, covenants, terms, conditions, duties and waivers of a Grantor thereunder, all as if it had been an original signatory to, and had executed, the Security Agreement. The New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph, the New Borrower hereby grants, pledges and assigns to the Collateral Agent, for the benefit of the holders of the Secured Obligations (as defined in the Security Agreement), a continuing security interest in, and a right of set-off against, any and all right, title and interest, whether now owned or hereafter acquired, of the New Borrower in and to the Collateral (as defined in the Security Agreement) of the New Borrower to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations.

3. Appendices. The New Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) Attached hereto as Appendix A is a supplement to Schedule 2(a) to the Pledge Agreement, with respect to the New Borrower, accurately reflecting the Pledged Shares held by the New Borrower.

(b) Attached hereto as Appendix B are supplements to Schedule 4(a)(i) and Schedule 4(a)(ii) to the Security Agreement, with respect to the New Borrower, representing a true, accurate and complete disclosure of the information required therein.

4. Further Assurances. The New Borrower agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Agreement.

5. Notices. The address of the New Borrower for purposes of all notices and other communications is the address designated for the Borrower in Section 11.1 of the Credit Agreement or such other address as the New Borrower may from time to time notify the Administrative Agent in writing.

6. Recitals. The recitals set forth above are incorporated into, and hereby made a part of, this Agreement by this reference as though fully set forth herein, and the parties hereto acknowledge the Agent has accepted this Agreement having relied on such recitals.

7. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NORTH CAROLINA.

[Signatures on Following Page(s)]

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IN WITNESS WHEREOF, the New Borrower has caused this Joinder Agreement to be duly executed and delivered under seal by its duly authorized officer as of the day and year first above written.

PIKE CORPORATION, a North Carolina corporation

By:	/s/ J. Eric Pike	(SEAL)
Name: J. Eric Pike
Title: Chief Executive Officer & President

Accepted:

REGIONS BANK, as Administrative Agent and Collateral Agent

By:	/s/ P. S. Phillippi
Name: P. S. Phillippi
Title: SVP

Appendix A

to Joinder Agreement

Supplement to Schedule 2(a) to the Pledge Agreement

After the effectiveness of the Merger (as defined in the First Amendment to Credit Agreement and Limited Consent, dated as of November 4, 2013):

	Issuer of Capital Stock	Owner of Capital Stock	Class of Stock or Type of Interest	Certificate Number	Number of Shares Owned	Percentage of Ownership Interest
1.	Pike Enterprises, Inc.	Pike Corporation	Common	C-1[1]	1,000	100%

[1]	Certificate No. C-1 is issued in the name of Pike Electric Corporation, a predecessor by Merger to Pike Corporation.

Appendix B

to Joinder Agreement

Supplement to Schedules to the Security Agreement

SCHEDULE 4(a)(i)

LEGAL NAME, JURISDICTION OF INCORPORATION, ORGANIZATION OR FORMATION,

PRINCIPAL PLACE OF BUSINESS, CHIEF EXECUTIVE OFFICE

	Legal Name	Jurisdiction of Incorporation, Organization or Formation	Federal Taxpayer Identification Number	Principal Place of Business and Chief Executive Office
1.	Pike Corporation	North Carolina	20-3112047	100 Pike Way, PO Box 868 Mount Airy, NC 27030

SCHEDULE 4(a)(ii)

MERGERS, CONSOLIDATIONS, CHANGES IN STRUCTURE, USE OF TRADENAMES

Merger of Pike Electric Corporation, a Delaware corporation, with and into Pike Corporation, pursuant to Agreement and Plan of Merger dated September 16, 2013